Exhibit (j)(2)

April 30, 2001


Pilgrim Equity Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re:  Pilgrim Equity Trust
     (File Nos. 33-56881 and 811-8817)

Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 8 to the Registration Statement of Pilgrim Equity Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert